UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Celator Pharmaceuticals, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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200 PrincetonSouth Corporate Center, Suite 180
Ewing, New Jersey 08628

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 11, 2015

To the Stockholders of Celator Pharmaceuticals, Inc.:

Notice is hereby given that the annual meeting of stockholders of Celator Pharmaceuticals, Inc. (the “Company”) will be held on Thursday, June 11, 2015 at the address of the Company’s principal executive offices located at 200 PrincetonSouth Corporate Center, Ewing, New Jersey 08628, at 9:00 a.m., eastern time. The meeting is called for the following purposes:

1.	To elect the eight directors named in the Proxy Statement to serve until the next annual election of directors by the Company’s stockholders;
2.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015; and
3.	To consider and take action upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

These matters are more fully described in the proxy statement accompanying this notice of annual meeting of stockholders.

The close of business on April 21, 2015 has been fixed as the record date (the “Record Date”) for the determination of the Company’s stockholders entitled to notice of, and to vote at, the meeting. The Company’s stock transfer books will not be closed. A list of the stockholders entitled to vote at the meeting may be examined at the Company’s offices during the ten-day period preceding the meeting.

All of the Company’s stockholders are cordially invited to attend the meeting. Whether or not you expect to attend, the board of directors respectfully requests that you sign, date and return the enclosed proxy card promptly in the enclosed postage-paid envelope. Alternatively, you may vote electronically via the Internet by following instructions on the enclosed proxy card. Stockholders who execute proxies retain the right to revoke them at any time prior to the voting thereof.

By Order of the Board of Directors,

Michael R. Dougherty
Chairman of the Board

Ewing, New Jersey
Dated: April 29, 2015

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 11, 2015: This proxy statement (including a form of proxy card) and the Company’s Annual Report on Form 10-K for the 2014 fiscal year are available under the Investors — Financial Information — Annual Reports section of the Company’s website at www.celatorpharma.com.

CELATOR PHARMACEUTICALS, INC.

Proxy Statement
for the
Annual Meeting of Stockholders
To Be Held June 11, 2015

i

CELATOR PHARMACEUTICALS, INC.

PROXY STATEMENT

2015 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 11, 2015

This proxy statement is furnished to the holders of the Company’s common stock in connection with the solicitation of proxies on behalf of the board of directors for use at the Annual Meeting of Stockholders to be held on June 11, 2015 at 9:00 a.m. eastern time at 200 PrincetonSouth Corporate Center, Ewing, New Jersey 08628, or for use at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying notice of annual meeting of stockholders. Only stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at the meeting.

This proxy statement and the Annual Report to Stockholders for the year ended December 31, 2014, including financial statements, were first mailed on or about May 4, 2015 to stockholders entitled to vote at the meeting. Each holder of the Company’s common stock is entitled to one vote for each share held as of the Record Date with respect to all matters that may be considered at the meeting. Stockholder votes will be tabulated by the person(s) appointed by the board of directors to act as inspector(s) of election for the meeting.

The Company bears the expense of soliciting proxies. The Company’s directors, officers and employees may solicit proxies personally or by telephone, facsimile, email or other means of communication. The Company does not intend to pay additional compensation for doing so. In addition, the Company may reimburse banks, brokerage firms and other custodians, nominees and fiduciaries representing beneficial owners of the Company’s common stock for their expenses in forwarding soliciting materials to those beneficial owners.

QUESTIONS AND ANSWERS ABOUT THE 2015 ANNUAL MEETING

Q:	Who may vote at the meeting?
A:	The board of directors has established April 21, 2015 as the Record Date for the annual meeting. If you owned the Company’s common stock at the close of business on the Record Date, you may attend and vote at the meeting. Each stockholder is entitled to one vote for each share of the Company’s common stock held on all matters to be voted on. As of the Record Date, there were 33,741,872 shares of the Company’s common stock outstanding and entitled to vote at the meeting.
Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?
A:	If your shares are registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust Company, LLC, you are considered, with respect to those shares, a “stockholder of record.” If you are a stockholder of record, the Company has sent these proxy materials to you directly.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in street name. In that case, these proxy materials have been forwarded to you by your broker, bank or other holder of record which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the voting instruction card included in the mailing.

Q:	What is the quorum requirement for the meeting?
A:	The holders of at least one-third of the Company’s outstanding shares of capital stock entitled to vote as of the Record Date must be present at the meeting in order for the Company to hold the meeting and conduct business. This is called a quorum. Your shares will be counted as present at the meeting if you:
•	Are present and entitled to vote in person at the meeting; or
•	Have properly submitted a proxy card or voter instruction card in advance of or at the meeting.

If you are present in person or by proxy at the meeting, but abstain from voting on any or all proposals, your shares are still counted as present and entitled to vote. Each proposal listed in this proxy statement identifies the votes needed to approve or ratify the proposed action.

Q:	What proposals will be voted on at the meeting?
A:	The proposals to be voted on at the meeting are as follows:
1.	To elect the eight directors named in this proxy statement to serve until the next annual election of directors by the Company’s stockholders; and
2.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

The Company is not aware of any other matters that will be presented at the meeting, and the Company’s amended and restated by-laws do not allow proposals to be presented at the meeting unless they had been properly presented to the Company prior to March 14, 2015. However, if any other question that requires a vote is properly presented at the meeting, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, in their own discretion.

Q:	Can I access these proxy materials on the Internet?
A:	Yes. The notice of annual meeting, proxy statement, form of proxy card, and Annual Report on Form 10-K for the year ended December 31, 2014 are available in PDF and HTML format under the Investors — Financial Information — Annual Reports section of the Company’s website at www.celatorpharma.com. All materials will remain posted on www.celatorpharma.com until the conclusion of the meeting.
Q:	How may I vote my shares in person at the meeting?
A:	If your shares are registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust Company, LLC, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to vote in person at the meeting. If your shares are held in a brokerage account or by another nominee or trustee, you are considered the beneficial owner of shares held in street name. As the beneficial owner, you are also invited to attend the meeting. Because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from your broker, nominee or trustee that holds your shares, giving you the right to vote the shares at the meeting.
Q:	How can I vote my shares without attending the meeting?
A:	Whether you hold shares directly as a registered stockholder of record or beneficially in street name, you may vote without attending the meeting. If you are the stockholder of record, you may submit your proxy by mail by signing and dating your proxy card and submitting it in the postage-paid envelope enclosed with this proxy statement. Alternatively, you may vote electronically via the Internet by following the instructions on the enclosed proxy card. If you are the beneficial owner of the shares, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the voting instruction card included in the mailing.
Q:	How can I change my vote after submitting it?
A:	If you are a stockholder of record, you can revoke your proxy before your shares are voted at the meeting by:
•	Filing a written notice of revocation bearing a later date than the proxy with the Company’s corporate secretary either before the meeting, at 200 PrincetonSouth Corporate Center, Suite 180, Ewing, New Jersey 08628, or at the meeting;
•	Duly executing a later-dated proxy relating to the same shares and delivering it to the Company’s corporate secretary either before the meeting or at the meeting and before the taking of the vote; or

•	Attending the meeting and voting in person (although attendance at the meeting will not in and of itself constitute a revocation of a proxy).

If you are a stockholder of record voting via the Internet, you may also revoke your proxy by attending the meeting and voting in person, by submitting the proxy card in accordance with the instructions thereon or by voting again at a later time, via the Internet (your latest Internet vote, as applicable, will be counted and all earlier votes will be disregarded).

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker or other holder of record. You may also vote in person at the meeting if you obtain a legal proxy from your bank, broker or other holder of record as described in the answer to a previous question.

Q:	Where can I find the voting results of the meeting?
A:	The Company will announce the voting results at the meeting. The Company will disclose the results in a Form 8-K report filed with the United States Securities and Exchange Commission, or SEC, within four business days after the date of the meeting.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

Under the Company’s amended and restated by-laws, the number of directors may be fixed from time to time by the board of directors. The number of directors is currently fixed at eight, and eight directors are currently in office. Proxies cannot be voted for a greater number of persons than the number of nominees named.

If you are a stockholder of record, unless you mark your proxy card otherwise, the proxy holders will vote the proxies received by them for the nominees named below, each of whom is currently a director and each of whom has consented to be named in this proxy statement and to serve if elected. In the event that any nominee is unable or declines to serve as a director at the time of the meeting, your proxy will be voted for any nominee designated by the board of directors to fill the vacancy. The Company does not expect that any nominee will be unable or will decline to serve as a director. If you are a beneficial owner of shares held in street name and you do not provide your broker with voting instructions, your broker may not vote your shares on the election of directors. Therefore, it is important that you vote.

The Company’s board of directors unanimously recommends that stockholders vote FOR all the director nominees listed below.

The following biographies set forth the names of each of the eight nominees for director, each of whom is a current director of the Company, and the following additional information: their ages, the year in which they first became directors, their positions with the Company, their principal occupations and employers for at least the past five years, any other directorships held by them during the past five years in companies that are subject to the reporting requirements of the Securities Exchange Act of 1934, or the Exchange Act, or any company registered as an investment company under the Investment Company Act of 1940, as well as additional information, all of which the Company believes sets forth each director’s qualifications to serve on the board of directors. There is no family relationship between and among any of the Company’s executive officers or directors.

The business address for each nominee for matters regarding the Company is 200 PrincetonSouth Corporate Center, Suite 180, Ewing, New Jersey 08628.

Name of Director Nominee	Age	Title	Director Since
Michael R. Dougherty	57	Chairman	2013
Jean-Pierre Bizzari	60	Director	2015
Scott T. Jackson	50	Chief Executive Officer and Director	2008
Richard S. Kollender	45	Director	2012
Joseph M. Lobacki	57	Director	2013
Joseph A. Mollica	74	Director	2007
Scott Morenstein	39	Director	2013
Nicole Vitullo	58	Director	2005

Michael R. Dougherty

Mr. Dougherty was appointed to the Company’s board of directors in July 2013 and became the Chairman of the board of directors in August 2014. Mr. Dougherty has 30 years of experience in the biopharmaceuticals industry. Mr. Dougherty was Chief Executive Officer and a member of the board of directors of Kalidex Pharmaceuticals, Inc. from May 2012 to October 2012. Mr. Dougherty was the President and Chief Executive Officer of Adolor Corporation, or Adolor, a biopharmaceutical company, and was a member of the board of directors of Adolor from December 2006 until December 2011. Mr. Dougherty joined Adolor in November 2002. From November 2000 to November 2002, Mr. Dougherty was President and Chief Operating Officer of Genomics Collaborative, Inc. Previously, Mr. Dougherty served in a variety of senior positions at Genaera Corporation a biotechnology company, including President and Chief Executive Officer, and at Centocor Inc., a division of Johnson & Johnson. Mr. Dougherty currently serves on the boards of directors of the following public companies: Biota Pharmaceuticals, Inc. (Nasdaq:BOTA), Cempra, Inc. (Nasdaq:CEMP), and Trevena, Inc. (Nasdaq:TRVN). Mr. Dougherty was a member of the Board of Directors of Viropharma Incorporated from January 2004 to January 2014. Mr. Dougherty graduated with a B.S. from the College of Commerce and Finance, Villanova University in 1980. The board of directors has concluded that Mr. Dougherty should serve on the Company’s board of directors as he is an experienced executive with chief executive officer experience at several biotechnology companies. As a result of his professional and other experiences, Mr. Dougherty has a deep understanding of biotechnology finance, research and development, sales and marketing, strategy, and operations as well as leadership skills that are important to the board of directors.

Scott T. Jackson, Chief Executive Officer

Mr. Jackson was appointed to his current position in April 2008. He joined the Company in 2007 as head of commercial development. Mr. Jackson has more than 20 years of experience in the pharmaceutical and biotechnology industry and has held positions of increasing responsibility in sales, marketing, and commercial development at Eli Lilly & Co., SmithKline Beecham, ImClone Systems Inc., Centocor (Johnson & Johnson), Eximias Pharmaceuticals and YM BioSciences. He has been an integral part of the development and commercialization of numerous products, including the following oncology products that are/were available to patients: Hycamtin®, Kytril®, Bexxar® and Erbitux®. Mr. Jackson serves on the board of trustees of the Eastern Pennsylvania Chapter of The Leukemia and Lymphoma Society®. Mr. Jackson holds a B.S. in Pharmacy from the Philadelphia College of Pharmacy and Science (now known as the University of the Sciences in Philadelphia) and an M.B.A. from the University of Notre Dame. The board of directors has concluded that Mr. Jackson should serve on the Company’s board of directors due to his long tenure as the Company’s chief executive officer, which brings continuity to the board of directors, his operational and industry expertise through his previous managerial roles, as well as his detailed understanding of the Company’s business.

Jean-Pierre Bizzari

Effective on February 27, 2015, Dr. Bizzari was appointed as a director of the Company. Dr. Bizzari has served as Executive Vice-President, Group Head, Clinical Oncology Development at Celgene Corporation since joining that company in 2008. Dr. Bizzari was responsible for Celgene’s clinical development, operations and statistics organization, which spans the U.S., Europe and Asia/Japan. In addition, Dr. Bizzari was Chairman of Celgene’s hematology oncology development committee and a member of that company’s management committee. Prior to joining Celgene, Dr. Bizzari was Vice President, Clinical Oncology Development for Sanofi-Aventis. Prior to that he was Vice President, Clinical Development Oncology for Sanofi-Synthelabo and had previously held the same role for Rhone-Poulenc Rorer (Aventis). Dr. Bizzari is a member of the Scientific Advisory Board of France’s National Cancer Institute and is a board member of Transgene and Halozyme Therapeutics. He received his medical degree from the University of Nice (France) and is an oncologist, having trained at La Pitie-Salpetriere hospital in Paris, followed by training at the Ontario Cancer Institute and McGill Cancer Center. The board of directors has concluded that Dr. Bizzari should serve on the Company’s board of directors due to his strong biopharmaceutical clinical and operational experience through his previous positions.

Richard S. Kollender

Mr. Kollender has been a director of the Company since August 2012 and previously a board observer since 2005. Since 2005, Mr. Kollender has been a partner of Quaker Partners, a venture capital firm, which he joined in 2003. Prior to 2003, Mr. Kollender held positions in sales, marketing and worldwide business development at GlaxoSmithKline. He also served as investment manager at S.R. One, where he evaluated potential investment opportunities, performed due diligence, structured and negotiated investments and worked with management teams to execute their strategies following investment. Mr. Kollender began his career as a certified public accountant with KPMG Peat Marwick with an emphasis on the healthcare and emerging businesses sectors. Current board memberships include Rapid Micro Biosystems, Tarsa Therapeutics and Cortendo AB. Prior board memberships included Insmed (NASDAQ: INSM), NuPathe (NASDAQ: PATH) (acquired by Teva Pharmaceuticals), TargetRx (acquired by ImpactRx); Precision Therapeutics, Corridor Pharmaceuticals and Transport Pharmaceuticals. In addition, Mr. Kollender is a public policy committee member for Pennsylvania Bio. Mr. Kollender is a certified public accountant, a member of both the American and Pennsylvania Institutes of certified public accountants, and an adjunct faculty member at Lehigh University. Mr. Kollender has a B.A. from Franklin and Marshall College and an M.B.A. and Health Administration and Policy degrees (with Honors) from the University of Chicago. The board of directors has concluded that Mr. Kollender should serve on the Company’s board of directors due to his strong accounting background, pharmaceutical commercial experience and financial experience in the healthcare and emerging businesses sectors. This experience makes him an important resource for the board of directors in its oversight of the Company’s financial operations and related reporting.

Joseph M. Lobacki

Mr. Lobacki has been a Director since December 2013. Mr. Lobacki recently became the Chief Commercial Officer at Medivation, Inc. From 2014 to 2015 Mr. Lobacki was the General Manager, Oncology for Idera Pharmaceuticals. Mr. Lobacki was an independent biotechnology consultant from 2012 to 2014. From 2011 to 2012, Mr. Lobacki was Senior Vice-President and Chief Commercial Officer at Micromet, Inc. prior to its acquisition by Amgen, Inc. He has held positions of increasing responsibility at several life science companies, including Micromet, Inc., Genzyme Corporation, SangStat Medical Corporation, Cell Pathways, Inc., Rhone-Poulenc Rorer and Lederle Laboratories. Mr. Lobacki served from 2003 to 2011 at Genzyme, where he was Senior Vice-President and General Manager, US Transplant and Oncology; Senior Vice-President and General Manager, Global Transplant and Oncology; and Senior Vice-President and General Manager, Global Transplant. Mr. Lobacki earned a B.S. in Biology from Boston College and a B.S. in Pharmacy from the Massachusetts College of Pharmacy. He holds several issued and pending patents for novel therapeutic approaches to neoplastic diseases. The board of directors has concluded that Mr. Lobacki should serve on the Company’s board of directors due to his strong biopharmaceutical managerial and commercial experience. As a result of this experience, Mr. Lobacki has a strong understanding of biopharmaceutical research and development, sales and marketing, strategy and operations.

Joseph A. Mollica

Dr. Mollica has served as a director of the Company since 2007. Dr. Mollica served as Chairman of the board of directors of the Company from 2007 until August 2014. From 2004 to 2008 Dr. Mollica served as chairman of the board of Pharmacopeia Drug Discovery, Inc., a biopharmaceutical company focused on drug discovery and development. From 1994 to 2004, Dr. Mollica served as the chairman of the board of directors, president and chief executive officer of Accelrys, Inc., the former parent of Pharmacopeia Drug Discovery. From 1987 to 1993, Dr. Mollica served as vice president, medical products of DuPont Company and then as president and chief executive officer of DuPont Merck Pharmaceutical Company from 1991 – 1993. At CIBA-Geigy, where he was employed from 1966 to 1986, Dr. Mollica served in a variety of positions of increasing responsibility, rising to senior vice president of CIBA-Geigy’s pharmaceutical division. Currently, Dr. Mollica is on the board of directors of Neurocrine Biosciences (NASDAQ: NBIX) and in the past 20 years has served on more than a dozen public as well as private companies and not-for-profit boards. He received his B.S. from the University of Rhode Island and M.S. and Ph.D. from the University of Wisconsin and a Sc.D.h.c. from the University of Rhode Island. The board of directors has concluded that Dr. Mollica should serve on the Company’s board of directors as he brings operational and industry experience due to his service in management of other pharmaceutical and biopharmaceutical companies,

Scott Morenstein

Mr. Morenstein has been a director of the Company since 2013. Since 2013, Mr. Morenstein has been a Principal at Caxton Alternative Management, a private investment company established by Bruce Kovner for his proprietary investment, trading and business activities. Prior to joining Caxton Alternative Management, Mr. Morenstein was a managing director of Valence Life Sciences. He joined Caxton Advantage Venture Partners, the predecessor to Valence, in 2007. Mr. Morenstein has over 13 years of experience in the life sciences industry. He was previously a director of Gemin X Pharmaceuticals until its acquisition by Cephalon, Inc. While at Caxton Advantage, Mr. Morenstein was also responsible for the fund’s investments in Sunesis Pharmaceuticals and ArQule. Prior to joining Caxton Advantage, Mr. Morenstein was an investment banker and founding member of Seaview Securities, a boutique investment bank focused on life sciences mergers and acquisitions and private placements. Previously, Mr. Morenstein was also a healthcare investment banker and equity research analyst covering the biotechnology sector at Lehman Brothers. Mr. Morenstein received a B.A. from the University of Pennsylvania with a degree in the Biological Basis of Behavior with a Concentration in the Physiology of Neural Systems and an M.B.A. from Harvard Business School. The board of directors has concluded that Mr. Morenstein should serve on the Company’s board of directors due to his financial expertise and strong understanding of the biotechnology industry, which the board of directors believes makes him an important resource for the board of directors as it assesses both financial and strategic decisions.

Nicole Vitullo

Ms. Vitullo has been a director of the Company since 2005. She joined Domain Associates, a venture capital firm, in 1999 and became a partner in 2004. In addition to the Company, present board memberships include, Achillion Pharmaceuticals (NASDAQ: ACHN), Esperion Therapeutics (NASDAQ: ESPR), Marinus Pharmaceuticals (NASDAQ: MRNS), and VentiRx Pharmaceuticals. Past board memberships include Calixa Therapeutics, Cerexa, Durata Therapeutics (NASDAQ: DRTX), Eunoe, Onyx Pharmaceuticals (NASDAQ: ONXX) and Ruxton Pharmaceuticals. In addition to investment responsibilities, she is involved in the distribution/liquidation strategies for the public companies in Domain’s Venture Capital portfolios. From 2000 to 2011, Ms. Vitullo was responsible for Domain Public Equity Partners L.P., a fund focused on private investments in public companies. From 1992 to 1999, Ms. Vitullo was senior vice president at Rothschild Asset Management, Inc., where she had responsibility for the U.S. public market investments of International Biotechnology Trust plc. and Biotechnology Investments Limited. From 1991 to 1992, Ms. Vitullo served as the director of corporate communications and investor relations at Cephalon, Inc., then a publicly traded biotechnology company. Prior to Cephalon, Ms. Vitullo spent 12 years at Eastman Kodak, most recently in Corporate Development, where she was involved in the development and management of Kodak’s venture capital activities. Ms. Vitullo received a B.A. and an M.B.A. from the University of Rochester. The board of directors has concluded that Ms. Vitullo should serve on the Company’s board of directors due to her financial expertise and strong understanding of the biotechnology industry, which the board of directors believes makes her an important resource for the board of directors as it assesses both financial and strategic decisions.

Required Vote

At the annual meeting, the Company’s stockholders will elect as directors the eight nominees who receive the highest number of stockholder votes. The persons elected as directors will serve until the next annual election of directors by the Company’s stockholders. In accordance with Delaware law, abstentions will be counted for purposes of determining the presence or absence of a quorum, but broker non-votes will not. Abstentions and broker non-votes will not be counted for purposes of determining the number of shares represented and voted in the election of directors and, accordingly, will not affect the election of directors.

The board of directors unanimously recommends that the stockholders vote FOR the election of the eight nominees as directors.

CORPORATE GOVERNANCE MATTERS

The Company has adopted the corporate governance standards of a listed company on the NASDAQ Stock Market, or NASDAQ. These standards require that a majority of the members of the Company’s board of directors be “independent,” as NASDAQ defines that term, and that the board of directors make an affirmative determination as to the independence of each director. Consistent with these rules, the nominating and governance committee of the Company’s board of directors undertook its annual review of director independence in April 2015. During the review, the nominating and governance committee considered relationships and transactions during the past three years between each director or any member of his or her immediate family, on the one hand, and the Company and its subsidiaries and affiliates, on the other hand. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent. Based on this review and the recommendation of the nominating and governance committee, the Company’s board of directors determined that Mr. Dougherty, Dr. Bizzari, Mr. Kollender, Mr. Lobacki, Dr. Mollica, Mr. Morenstein and Ms. Vitullo are independent under the criteria established by NASDAQ and by the Company’s board of directors.

During 2014, the Company’s board of directors held fifteen meetings, and each incumbent director standing for election attended at least 80% of the meetings of the board of directors and the meetings of those committees on which each incumbent director served, in each case during the period that such person was a director. The permanent committees established by the Company’s board of directors are the audit committee, the compensation committee, and the nominating and governance committee, descriptions of which are set forth in more detail below.

Each member of the board of directors is expected to participate, either in person or via teleconference, in meetings of the board of directors and meetings of committees of which each director is a member, and to spend the time necessary to properly discharge such director’s duties and responsibilities. While the Company does not have a written policy regarding directors’ attendance at annual meetings of stockholders, it strongly encourages all directors to attend. All of the then serving directors attended the Company’s 2014 Annual Meeting of Stockholders.

Board of Directors Leadership Structure

The board of directors is currently chaired by Mr. Dougherty. The board chairman has authority, among other things, to call and preside over board of directors meetings, to set meeting agendas and to determine materials to be distributed to the board of directors. The Company believes that separation of the positions of board chairman and chief executive officer reinforces the independence of the board of directors in its oversight of the Company’s business and affairs. As a result, the Company believes that having a board chairman separate from the chief executive officer can enhance the effectiveness of the board of directors as a whole. However, the Company’s board believes it should be able to freely select the board chairman based on criteria that it deems to be in the Company’s best interests and the interests of its stockholders, and therefore one person may, in the future, serve as both the Company’s chief executive officer and board chairman.

Role of the Board of Directors in Risk Oversight

The board of directors has an active role in overseeing management of the Company’s risks, which it administers directly as well as through various standing committees of the board of directors that address risks inherent in their respective areas of oversight. In particular, the Company’s board of directors is responsible for monitoring and assessing strategic risk exposure, including information regarding the Company’s credit, liquidity and operations and the risks associated with each. The Company’s primary risks are currently associated with the development of CPX-351, including the Company’s ability to raise additional capital to complete the development and potential commercialization of CPX-351. The audit committee of the board of directors has the responsibility to consider and discuss the Company’s major financial risk exposures and the steps the Company’s management has taken to monitor and control these exposures. The audit committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of the Company’s internal controls over financial reporting. The nominating and governance committee of the board of directors monitors the effectiveness of the Company’s corporate governance guidelines, and manages risks associated with the independence of the board of directors and potential conflicts of interest. The compensation committee of the board of directors assesses and monitors whether any of the Company’s compensation policies and programs has the potential to encourage excessive risk-taking. While each committee is responsible for evaluating certain risks and overseeing management of such risks, the entire board of directors is regularly informed through committee reports about such risks.

Communicating with the Board of Directors

Stockholders can mail communications to the board of directors to Corporate Secretary, Celator Pharmaceuticals, Inc., 200 PrincetonSouth Corporate Center, Suite 180, Ewing, New Jersey 08628, who will forward the correspondence to each addressee.

Audit Committee

The audit committee consists of Mr. Dougherty, Mr. Kollender and Mr. Lobacki. Mr. Lobacki was appointed to replace Dr. Mollica on the audit committee in April 2014. Mr. Kollender chairs the audit committee. The audit committee held four committee meetings during 2014.

The duties and responsibilities of the audit committee are set forth in the charter of the audit committee. A copy of the charter of the audit committee is available under the Investors — Corporate Governance section of the Company’s website at www.celatorpharma.com. Among other things, the duties and responsibilities of the audit committee include reviewing and monitoring the Company’s financial statements and internal accounting procedures, the selection of the Company’s independent registered public accounting firm and consulting with and reviewing the services provided by the Company’s independent registered public accounting firm. The audit committee has sole discretion over the retention, compensation, evaluation and oversight of the Company’s independent registered public accounting firm.

The SEC and NASDAQ have established rules and regulations regarding the composition of audit committees and the qualifications of audit committee members. The Company’s board of directors has examined the composition of the audit committee and the qualifications of the audit committee members in light of the current rules and regulations governing audit committees. Based upon this examination, the board of directors has determined that each member of the audit committee is independent and is otherwise qualified to be a member of the audit committee in accordance with the rules of the SEC and NASDAQ.

Additionally, the SEC requires that at least one member of the audit committee have a “heightened” level of financial and accounting sophistication. Such a person is known as the “audit committee financial expert” under the SEC’s rules. The Company’s board of directors has determined that Mr. Kollender is an “audit committee financial expert,” as the SEC defines that term, and is an independent member of the board of directors and the audit committee.

The report of the audit committee can be found beginning on page 14 of this proxy statement.

Compensation Committee

The compensation committee currently consists of Mr. Dougherty, Mr. Kollender and Mr. Morenstein. Mr. Dougherty chairs the compensation committee. The compensation committee held four committee meetings during 2014.

The duties and responsibilities of the compensation committee are set forth in the charter of the compensation committee. A copy of the charter of the compensation committee is available under the Investors — Corporate Governance section of the Company’s website at www.celatorpharma.com. Among other things, the duties and responsibilities of the compensation committee include evaluating the performance of the Company’s executive officers, determining the overall compensation of the Company’s executive officers and administering all executive compensation programs, including, but not limited to, the Company’s incentive and equity-based plans. The compensation committee evaluates the performance of the Company’s executive officers on an annual basis and reviews and approves on an annual basis all compensation programs and awards relating to such officers. The compensation committee applies discretion in the determination of individual executive compensation packages to ensure compliance with the Company’s compensation philosophy. The Company’s chief executive officer makes recommendations to the compensation committee with respect to the compensation packages for officers other than himself.

NASDAQ has established rules and regulations regarding the composition of compensation committees and the qualifications of compensation committee members. The Company’s board of directors has examined the composition of the compensation committee and the qualifications of the compensation committee members in light of the current rules and regulations governing compensation committees. Based upon this examination, the Company’s board of directors has determined that each member of the compensation committee is independent and is otherwise qualified to be a member of the compensation committee in accordance with such rules.

Nominating and Governance Committee

The nominating and governance committee currently consists of Dr. Bizzari, Dr. Mollica, Mr. Morenstein and Ms. Vitullo. Dr. Bizzari was appointed to the nominating and governance committee in April 2015. Ms. Vitullo chairs the nominating and governance committee. The nominating and governance committee held six committee meetings during 2014.

The duties and responsibilities of the nominating and governance committee are set forth in the nominating and governance committee charter. A copy of the nominating and governance committee charter is available under the Investors — Corporate Governance section of the Company’s website at www.celatorpharma.com. Among other things, the duties and responsibilities of the nominating and governance committee include identifying individuals qualified to become board members, recommending director nominees to the board of directors for the next annual meeting of stockholders, evaluating the overall effectiveness of the board of directors, developing, mentoring, and evaluating applicable corporate governance practices of the Company, and performing such other duties as enumerated in and consistent with its charter.

The nominating and governance committee will also consider candidates recommended by stockholders for nomination to the board of directors. A stockholder who wishes to recommend a candidate for nomination to the board of directors must submit such recommendation to Celator Pharmaceuticals, Inc., 200 PrincetonSouth Corporate Center, Suite 180, Ewing, New Jersey 08628; Attention: Corporate Secretary. All stockholder recommendations of candidates for nomination for election to the board of directors must be in writing and must set forth the following: (i) the candidate’s name, age, business address, and other contact information, (ii) the number of shares of the Company’s common stock beneficially owned by the candidate, (iii) a complete description of the candidate’s qualifications, experience, background and affiliations, as would be required to be disclosed in the proxy statement pursuant to Schedule 14A under the Exchange Act, (iv) a sworn or certified statement by the candidate in which he or she consents to being named in the proxy statement as a nominee and to serve as director if elected, and (v) the name and address of the stockholder(s) of record making such a recommendation and the number of shares owned by the recommending stockholder(s).

The Company believes that the Company’s board of directors as a whole should encompass a range of talent, skill and expertise enabling it to provide sound guidance with respect to the Company’s operations and interests. The nominating and governance committee evaluates all candidates for the board of directors by reviewing their biographical information and qualifications. If the nominating and governance committee determines that a candidate is qualified to serve on the board of directors, such candidate is interviewed by at least one of the independent directors and the Company’s chief executive officer. All members of the board of directors also have an opportunity to interview qualified candidates. The nominating and governance committee then determines, based on the background information and the information obtained in the interviews, whether to recommend to the board of directors that the candidate be nominated for approval by the stockholders to fill a directorship. With respect to an incumbent director whom the nominating and governance committee is considering as a potential nominee for re-election, the nominating and governance committee reviews and considers the incumbent director’s service during his or her term, including the number of meetings attended, level of participation, and overall contribution to the board of directors. The manner in which the nominating and governance committee evaluates a potential nominee will not differ based on whether the candidate is recommended by the directors or stockholders.

NASDAQ has established rules and regulations regarding the composition of nominations committees and the qualifications of nominations committee members. Based upon the recommendation of the nominating and governance committee, the board of directors has determined that each member of the nominating and governance committee is independent and is otherwise qualified to be a member of the nominating and governance committee in accordance with such rules.

The Company does not have a formal policy in place with regard to the consideration of diversity of candidates for the board of directors, but the board of directors strives to nominate candidates with a variety of complementary skills so that, as a group, the board of directors will possess the appropriate talent, skills and expertise to oversee the Company’s business.

Code of Conduct

The Company has adopted a written code of conduct that applies to the Company’s directors, officers and employees, including the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the code of conduct is available under the Investors — Corporate Governance section of the Company’s website at www.celatorpharma.com. A copy of the code of conduct will also be provided to any person, without charge, upon written request sent to the Company at its offices located at 200 PrincetonSouth Corporate Center, Suite 180, Ewing, New Jersey 08628; Attention: Corporate Secretary. Any amendments to or waivers of the code of conduct will be promptly posted on the Company’s website at www.celatorpharma.com or in a report on Form 8-K, as required by applicable laws.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has selected KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 and has further directed that the appointment of KPMG LLP as the Company’s independent registered public accounting firm be submitted to the stockholders for ratification at the annual meeting. Representatives of KPMG LLP are expected to be available at the annual meeting to respond to appropriate questions and to make a statement if they so desire.

Neither the Company’s amended and restated by-laws nor any other governing documents or law require stockholder ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm. However, the appointment of KPMG LLP is being submitted to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the audit committee will reconsider whether or not to retain KPMG LLP. Even if the appointment is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the committee determines that such a change would be appropriate and in the interests of the Company’s stockholders.

Audit Fees

The audit committee has adopted policies and practices relating to the approval of all audit and non-audit services that are to be performed by the Company’s registered public accounting firm. The policy generally provides that the Company will not engage its independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the audit committee.

The following table shows the fees billed by KPMG LLP for audit and other services provided for fiscal years 2014 and 2013. All of the services described in the following fee table were approved in conformity with the audit committee’s pre-approval process.

Fee Category	2014 Fees ($)	2013 Fees ($)
Audit Services(1)	$247,500	$240,000
Tax Services(2)	41,200	36,236
Audit-Related Services(3)	151,000	23,500
All Other Fees(4)	1,766	1,766
Total	$441,466	$301,502

The following table shows fees billed by Deloitte LLP for audit-related services for fiscal years 2014 and 2013.

Fee Category	2014 Fees ($)	2013 Fees ($)
Audit Services(1)	$—	$—
Tax Services(2)	—	—
Audit-Related Services(3)	44,060	194,704
All Other Fees(4)	—	—
Total	$44,060	$194,704

(1)	Audit Services — This category includes the audit of the Company’s annual financial statements and reviews of quarterly financial statements in connection with the engagement for fiscal years.
(2)	Tax Services — This category consists of tax compliance, tax advice and tax planning work.
(3)	Audit Related Services — This category consists of fees related to the review of registration statements filed with the SEC that are not reported as “Audit Fees.”
(4)	All Other Fees — This category consists of fees for other miscellaneous items.

Required Vote

The affirmative vote of the holders of a majority of the shares of the Company’s common stock present in person or represented by proxy and entitled to vote at the annual meeting on this proposal will be required to ratify the appointment of KPMG LLP. Any abstentions will have the effect of votes against the proposal. Any broker non-votes will have no effect on the proposal.

The board of directors unanimously recommends that stockholders vote FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

AUDIT COMMITTEE REPORT

Report of the Audit Committee

The audit committee is comprised of three independent directors and operates under a written charter adopted by the board of directors. The audit committee reviews and reassesses the adequacy of the charter at least annually. The audit committee approves and recommends to the board of directors, the selection of the Company’s independent registered public accounting firm. The audit committee meets with and holds discussions with management and KPMG LLP, the Company’s independent registered public accounting firm.

The audit committee oversees the Company’s financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 with management, including a discussion of the quality, the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The audit committee reviewed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, the independent registered public accounting firm’s judgments as to the quality, not just the acceptability, of the Company’s accounting principles, and such other matters as are required to be discussed with the audit committee by the Standards of the Public Company Accounting Oversight Board (United States) (PCAOB), including PCAOB Auditing Standard No. 16, Communications With Audit Committees, and the rules of the SEC.

In addition, the audit committee has discussed with the independent registered public accounting firm the independence of the independent registered public accounting firm from management and the Company, including the matters in the written disclosures and letter from the independent registered public accounting firm to the audit committee required by Rule 3526 of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and considered the compatibility of non-audit services with the independence of the independent registered public accounting firm.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors, and the board of directors approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the SEC. The audit committee and the board of directors also recommended, subject to ratification by the Company’s stockholders, the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015.

KPMG LLP has served as the Company’s independent registered public accounting firm and has audited its consolidated financial statements since 2012.

THE AUDIT COMMITTEE

Richard S. Kollender, CPA, Chairman
Michael R. Dougherty
Joseph M. Lobacki

Dated: April 23, 2015

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s common stock as of the Record Date, unless as otherwise noted below for the following:

•	each person or entity known to own beneficially more than 5% of the Company’s outstanding common stock;
•	each of the Company’s directors and director nominees;
•	each of the Company’s named executive officers, as defined below under “Executive Compensation and Other Matters — Summary Compensation Table”; and
•	all directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to the Company’s common stock. Shares of the Company’s common stock subject to stock options and warrants are currently exercisable or exercisable as of or within 60 days of the Record Date are deemed outstanding for the purpose of computing the percentage ownership of the person holding those stock options and warrants, but are not deemed outstanding for computing the percentage ownership of any other person. Except as indicated in the footnotes to the following table or pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name. The percentage of beneficial ownership is based on 33,741,872 shares of the Company’s common stock outstanding on the Record Date.

Name of director, executive officer, group or 5% beneficial owner(1)	Shares of Common Stock Beneficially Owned(2)	Percentage of Common Stock Beneficially Owned(2)
Scott T. Jackson	543,804	1.6%
Lawrence Mayer	282,366	*
Fred M. Powell	159,410	*
Michael R. Dougherty	40,999	*
Joseph A. Mollica	50,002	*
Jean-Pierre Bizzari	—	*
Richard S. Kollender	23,334	*
Joseph M. Lobacki	18,667	*
Scott Morenstein	24,969	*
Nicole Vitullo	23,334	*
All executive officers and directors as a group (10 persons)	1,166,885	3.4%
5% beneficial owners:
Valence CDK SPV, L.P. and CDK Associates, L.L.C.(3) 500 Park Avenue, 9th Floor New York, NY 10022	4,742,316	13.6%
Thomas, McNerney & Partners II, L.P. and TMP Nominee II, LLC and TMP Associates II, L.P.(4) 60 South Sixth Street, Suite 3620 Minneapolis, MN 55402	2,718,448	8.0%
Domain Partners VI, L.P. and DP VI Associates, L.P. Domain Associates, L.L.C.(5) One Palmer Square, Suite 515 Princeton, NJ 08542	2,563,887	7.6%

Name of director, executive officer, group or 5% beneficial owner(1)	Shares of Common Stock Beneficially Owned(2)	Percentage of Common Stock Beneficially Owned(2)
Quaker BioVentures L.P. and Garden State Life Sciences Venture Fund, L.P.(6) Cira Center 2929 Arch Street Philadelphia, PA 19104	2,003,472	5.9%

*	Denotes ownership of less than 1% of the outstanding shares of the Company’s common stock.
(1)	With respect to directors, individual ownership amounts and percentages do not include ownership by the fund with which the director is affiliated.
(2)	Ownership percentage includes the following shares the person has the right to acquire upon exercise of warrants, options or other convertible securities that the person has the right to exercise within 60 days: Mr. Jackson, 517,671 shares; Dr. Mayer, 254,673 shares; Mr. Powell, 142,125 shares; Mr. Dougherty, 20,999 shares; Mr. Kollender, 23,334 shares; Mr. Lobacki 18,667 shares; Dr. Mollica 50,002 shares; Mr. Morenstein, 23,692 shares; and Ms. Vitullo, 23,334 shares. None of the shares beneficially owned by directors or executive officers of the Company are pledged as security for a loan.
(3)	Includes (i) 3,532,367 shares of common stock and (ii) 1,209,949 shares of common stock issuable upon exercise of warrants. Two beneficial owners consist of Valence CDK SPV, LP (“CDK SPV”), Valence Life Sciences GP II, LLC (“VLSGP”), Eric W. Roberts (“Roberts” and, collectively with VLSGP and CDK SPV the VLS Funds, the “VLS Group”), CDK Associates, LLC (“CDK”), Caxton Corporation (“Caxton”), Bruce Kovner, Scott Morenstein and Yuriy Shteinbuk (collectively with CDK and Caxton, the “CDK Group”). VLSGP is the general partner of CDK SPV and Roberts is the sole manager of VLSGP. Caxton is the manager of CDK, and Mr. Kovner is the sole stockholder of Caxton. Mr. Morenstein and Mr. Shteinbuk are employees of Caxton Alternative Management LP, an affiliate of the CDK Group. The VLS Group disclaim beneficial ownership over the Company’s common stock held by the CDK Group and further represent that they have no voting or dispositive powers over such shares. The CDK Group disclaims beneficial ownership over the Company’s common stock held by the VLS Group and further represent that they have no voting or dispositive powers over such shares.
(4)	Thomas McNerney & Partners II, L.P. (“TMP II”) is the record owner of 2,493,122 shares of common stock as of December 31, 2014 (the “TMP II Shares”) and warrants for the purchase of 188,341 shares of common stock (the “TMP II Warrants”). TMP Nominee II, LLC (“TMPN II”) is the record owner of 26,036 shares of common stock as of December 31, 2014 (the “TMPN II Shares”) and warrants for the purchase of 1,504 shares of common stock (the “TMPN II Warrants”). TMP Associates II, L.P. (“TMPA II”) is the record owner of 8,934 shares of common stock as of December 31, 2014 (the “TMPA II Shares”) and warrants for the purchase of 511 shares of common stock (the “TMPA II Warrants” and, collectively with the TMP II Shares, the TMP II Warrants, the TPMN II Shares, the TMPN II Warrants and the TMPA II Shares, the “Total TMP II Shares”). Thomas McNerney & Partners II, LLC (“TMP II LLC”), the general partner of TMP II and TMPA II, has voting and dispositive power over the shares held by TMP II and TMPA II. In addition, TMPN II has entered into an agreement with TMP II LLC that directs TMPN II to vote and dispose of securities in the same manner as directed by TMP II LLC with respect to the shares held by TMP II and TMPA II. Consequently, TMP II LLC may be deemed to own beneficially the Total TMP II Shares. James E. Thomas and Pete McNerney are the managers of TMPN II and have shared voting and dispositive power over such securities, provided that they are obligated to exercise such power in the same manner as TMP II LLC votes and disposes of the securities of the Company over which TMP II LLC exercises voting and dispositive power. James E. Thomas, Alex Zisson and Eric Aguiar are the managers of TMP II LLC and may be deemed to beneficially own the Total TMP II Shares. By virtue of their relationship as affiliated entities ultimately controlled by TMP II LLC and its individual managers, each of the foregoing persons other than Pete McNerney may be deemed to share the power to direct the disposition and vote of the Total TMP II Shares. Pete McNerney may be deemed to share the power to direct the disposition and vote of the shares held by TMPN II.

(5)	Includes (i) 2,401,524 shares of common stock and (ii) 162,363 shares of common stock issuable upon exercise of warrants. With regard to the shares beneficially owned by Domain Partners VI, L.P. and DP VI Associates, L.P., the managing members of One Palmer Square Associates VI, L.L.C., the general partner of Domain Partners VI, L.P. and DP VI Associates, L.P., share voting and investment power with respect to these shares. With regard to the shares beneficially owned by Domain Associates, L.L.C., the managing members of Domain Associates, L.L.C. share voting and investment power with respect to these shares. Ms. Vitullo, a director of the Company, is a managing member of Domain Associates, L.L.C. and a managing member of One Palmer Square Associates VI, L.L.C. She disclaims beneficial ownership of these shares, except to the extent of her pecuniary interest therein.
(6)	Includes (i) 1,287,274 shares of common stock, and (ii) 58,126 shares of common stock issuable upon the exercise of warrants, over which Quaker BioVentures, L.P. shares voting and investment control with Quaker BioVentures Capital, L.P. (its general partner) and Quaker BioVentures Capital, LLC (its general partner’s general partner). Also includes (i) 590,427 shares of common stock and (ii) 67,645 shares of common stock issuable upon the exercise of a warrant, over which Garden State Life Sciences Venture Fund, L.P. shares voting and investment control with Quaker BioVentures Capital, L.P. (its general partner) and Quaker BioVentures Capital, LLC (its general partner’s general partner). Richard Kollender is a managing member in Quaker Partners Management, L.P., or Quaker Management, which controls the voting and disposition of these shares. Mr. Kollender disclaims beneficial ownership of the securities beneficially owned by those funds, except to the extent of his pecuniary interest therein.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers, directors and persons who beneficially own more than 10% of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of the Company’s common stock and other equity securities. These executive officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms filed by such reporting persons. Based solely upon the Company’s review of such forms furnished to it, the Company believes that during the prior fiscal year, all of its executive officers, directors, and every person who is directly or indirectly the beneficial owner of more than 10% of any class of the Company’s securities, complied with the filing requirements of Section 16(a) of the Exchange Act.

EXECUTIVE COMPENSATION AND OTHER MATTERS

The Company’s current executive officers are as follows:

Name	Age	Title
Scott T. Jackson	50	Chief Executive Officer and Director
Lawrence Mayer	59	President and Chief Scientific Officer
Fred M. Powell	54	Vice President and Chief Financial Officer

No executive officer is related by blood, marriage or adoption to any other director or executive officer. The biography of Mr. Jackson is presented in connection with Election of Directors beginning on page 4 of this proxy statement.

Lawrence Mayer, President and Chief Scientific Officer

Dr. Mayer co-founded the Company in 1999. He has played a lead role in the discovery and development of numerous drugs through various phases of clinical development, several of which achieved market approval. Dr. Mayer held senior management positions at The Canadian Liposome Company and QLT Inc. before joining the BC Cancer Agency, where he established and directed the Investigational Drug Program. The Company was formed as a spin-out of the research conducted in Dr. Mayer’s laboratory at the BC Cancer Agency. Dr. Mayer has authored more than 200 scientific publications and has more than 35 patents awarded or pending. Dr. Mayer received his B.S. in both Chemistry and Biology, summa cum laude, from Wartburg College and his Ph.D. in Biochemistry from the University of Minnesota.

Fred M. Powell, Vice President and Chief Financial Officer

Mr. Powell joined the Company as vice president and chief financial officer in December 2012. Prior to joining the Company, Mr. Powell was chief financial officer of OraPharma Inc., from March 2011 until November 2012. OraPharma was a privately-held specialty pharmaceutical company that developed and commercialized products for oral health. OraPharma was acquired by Valeant Pharmaceuticals in June 2012. From January 2005 until March 2011, Mr. Powell was chief financial officer of BMP Sunstone Corporation, a publicly-traded specialty pharmaceutical company, which was acquired by Sanofi-Aventis in February 2011. Mr. Powell also held top finance positions at Eximias Pharmaceuticals Corporation, InnaPhase Corporation and ERT. Mr. Powell worked with the international accounting firm of KPMG. Mr. Powell is a certified public accountant and holds a B.S. in Accounting from Pennsylvania State University.

SUMMARY COMPENSATION TABLE

The following table shows the compensation the Company paid during 2014 and 2013 for services rendered in all capacities to the Company’s chief executive officer, president and chief scientific officer and vice president and chief financial officer (the Company’s chief financial officer and chief accounting officer) (collectively the “named executive officers”).

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
Scott T. Jackson Chief Executive Officer	2014 2013	435,767 376,346	94,556 150,718	63,034 —	434,890 920,200	— —	10,392 2,592	1,038,549 1,449,856

Lawrence Mayer, Ph.D.(3) President and Chief Scientific Officer	2014 2013	291,855 300,779	51,335 66,819	17,111 —	138,500 428,000	— —	15,262 11,864	514,063 807,462

Fred M. Powell Vice President and Chief Financial Officer	2014 2013	297,914 289,999	56,569 87,290	18,855 —	138,500 541,420	— —	10,449 2,267	522,287 920,976

(1)	Bonus payments for 2014 and 2013 were paid in 2015 and 2014, respectively. A portion of the 2014 bonus payments paid in 2015 consisted of the grants of restricted stock awards as follows: Mr. Jackson, 22,593 shares of restricted stock; Mr. Powell, 6,758 shares of restricted stock; and Dr. Mayer, 6,133 shares of restricted stock. For one year from date of issuance, the shares issued are non-transferable and are subject to forfeiture if the holder violates any confidentiality undertaking, non-competition agreement, non-solitation agreement or other restrictive convenants under the employee’s employment agreement with the Company.
(2)	All other compensation for Mr. Jackson in 2014 reflects $2,592 for life insurance premiums and $7,800 for Company 401(k) match, and for 2013 reflects $2,592 for life insurance premiums; for Dr. Mayer in 2014 reflects $10,736 for life insurance premiums and $4,526 Company registered retirement savings plan match, and for 2013 reflects $11,864 for life insurance premiums; and for Mr. Powell for 2014 reflects $2,649 for life insurance premiums and $7,800 for Company 401(k) match, and for 2013 reflects $2,267 for life insurance premiums.
(3)	The Summary Compensation Table is stated in U.S. Dollars. In 2014, Dr. Mayer received salary and bonus of Canadian $322,453 and 63,947, respectively. In 2013, Dr. Mayer received salary and bonus of Canadian $309,431 and $68,741, respectively.

GRANTS OF PLAN-BASED AWARDS

All stock options granted to the Company’s named executive officers are incentive stock options to the extent permissible under the Internal Revenue Code of 1986, as amended (the “Code”). The following table sets forth certain information regarding grants of plan-based awards the Company made to its named executive officers for 2014. All the stock options were granted pursuant to the 2013 Equity Incentive Plan.

Name	Grant Date	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Grant date fair value of option award ($)(1)
Scott T. Jackson	2/18/2014	157,000	3.22	434,890
Lawrence Mayer	2/18/2014	50,000	3.22	138,500
Fred M. Powell	2/18/2014	50,000	3.22	138,500

(1)	Amounts listed represent the aggregate fair value amount computed as of the grant date of each option award during 2014 in accordance with Financial Accounting Standards Board Accounting Standards Codification (FASB ASC) Topic 718. Assumptions used in the calculation of these amounts are included in Note 10, Stock Based Compensation, of the Notes to the Consolidated Financial Statements of the Company Annual Report on Form 10-K filed with the SEC on March 17, 2015. The named executive officers will realize compensation only to the extent the trading price of the Company’s common stock is greater than the exercise price of such stock options.

OUTSTANDING EQUITY AWARDS AT 2014 FISCAL YEAR-END

The following table summarizes the outstanding equity awards the named executive officers held at December 31, 2014:

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date
Scott T. Jackson	38,135	—	—	3.37	12/4/2017
	215,473	—	—	2.44	3/5/2019
	161,250	268,750	—	3.12	6/3/2023
	—	157,000	—	3.22	2/18/2024
Lawrence Mayer	8,001	—	—	2.81	12/30/2014
	62,829	—	—	2.25	5/24/2015
	48,002	—	—	2.25	3/22/2016
	28,217	—	—	3.37	7/10/2017
	75,000	125,000	—	3.12	6/3/2023
	—	50,000	—	3.22	2/18/2024
Fred M. Powell	94,876	158,124	—	3.12	6/3/2023
	—	50,000	—	3.22	2/18/2024

The following section discusses the current executive compensation with respect to the Company’s executive officers. Each of the current executive officers is eligible to participate in the Company’s equity incentive programs, and any grants or awards of equity-based compensation under those plans will be awarded at the discretion of the board of directors.

Chief Executive Officer

The Company entered into an amended and restated employment agreement with Mr. Jackson effective as of August 26, 2013. Mr. Jackson’s employment will continue until terminated by him or by the Company. Mr. Jackson serves as chief executive officer of the Company.

Base Salary, Bonus, Benefits:  Mr. Jackson receives an annual base salary of $437,750. Mr. Jackson is eligible to earn an annual cash performance bonus, based upon achievement of annual performance goals and objectives set by the board of directors each year, with a target bonus of 50% of his base salary. In addition, Mr. Jackson is entitled to participate in any employee benefit plans that the Company may from time to time have in effect for its employees. The Company will reimburse Mr. Jackson for reasonable business expenses incurred in the discharge of duties in accordance with the general practices and policies of the Company and subject to the Company’s annual expense budget.

Stock Options:  Mr. Jackson was granted the option to purchase any part or all of a total of: 215,473 shares of common stock at an exercise price of $2.44 per share, 38,135 shares of common stock at an exercise price of $3.37 per share, 430,000 shares at an exercise price of $3.116 per share, 157,000 shares of common stock at an exercise price of $3.22 per share, and, in 2015, 175,000 shares of common stock at an exercise price of $2.79 per share.

Termination:  If Mr. Jackson’s employment is terminated for reasonable cause, as defined in his employment agreement, his employment terminates due to death or disability or Mr. Jackson resigns from his employment without good reason, as defined in the agreement, Mr. Jackson will receive a lump-sum payment of unpaid base salary earned through the termination’s effective date and certain accrued vacation pay as described in his employment agreement.

If Mr. Jackson’s employment is terminated by the Company without reasonable cause or Mr. Jackson terminates his employment for good reason, but, in each case, not following a “change in control,” as defined in the agreement, Mr. Jackson will receive, subject to his execution of a release agreement, as defined in the agreement, the following payments: (a) a severance payment equal to his annual gross base salary in effect at the time of his termination, payable in installments over twelve months after the effective date of termination; (b) reimbursement of medical and dental premiums for Mr. Jackson and his eligible dependents under the Company’s group insurance plans for twelve months after the effective date of termination; (c) reimbursement of up to $20,000 for executive outplacement services; and (d) certain accrued vacation pay as described in the agreement.

If Mr. Jackson’s employment is terminated by the Company without reasonable cause or Mr. Jackson terminates his employment for good reason within six months following a change of control, Mr. Jackson will receive within the time periods stated in the agreement, subject to his execution of a release agreement, the following payments: (a) a severance payment equal to his annual gross base salary payable in a lump sum; (b) an amount equal to the projected total amount of his annual target bonus for the calendar year in which his termination occurs payable in a lump sum; (c) reimbursement of medical and dental premiums for Mr. Jackson and his eligible dependents under the Company’s group insurance plans for twelve months after the effective date of termination; (d) reimbursement of up to $20,000 for executive outplacement services; and (e) certain accrued vacation pay as described in the agreement.

In the event that Mr. Jackson receives any payments that constitute “parachute payments” within the meaning of Section 280G of the Code, and the net after tax amount of the parachute payment is less than the net after-tax amount if the aggregate payment to be made to Mr. Jackson were three times the base amount, as defined under the Code, less $1.00, then the aggregate of the amounts constituting the parachute payment shall be reduced, in the manner stated in the agreement, to an amount that will equal three times his base amount, less $1.00.

Restrictive Covenants:  During his employment and for one year following the termination of his employment for any reason, Mr. Jackson is prohibited from engaging in any business that competes with the Company, and is also subject to certain covenants related to confidential information, trade secrets, return of property, and invention assignment.

President and Chief Scientific Officer

The Company is party to an employment and key person agreement letter with Dr. Mayer dated December 19, 2002. Dr. Mayer’s employment will continue until terminated by him or by the Company.

Base Salary, Bonus, Benefits:  Dr. Mayer will receive an annual base salary of $322,950 (CDN$). Dr. Mayer is eligible to earn an annual cash performance bonus, based upon achievement of annual performance goals and objectives set by the board each year, with a target bonus of 30% of his base salary. In addition, Dr. Mayer is entitled to participate in any employee benefit plans that the Company may from time to time have in effect for its employees. The Company will reimburse Dr. Mayer for reasonable business expenses incurred in the discharge of duties in accordance with the general practices and policies of the Company and subject to the Company’s annual expense budget.

Stock Options:  Dr. Mayer was granted the option to purchase any part or all of a total of: 110,831 shares of common stock at an exercise price of $2.25 per share, 8,001 shares of common stock at an exercise price of $2.81 per share, 200,000 shares of common stock at an exercise price of $3.116 per share, 28,217 shares of common stock at an exercise price of $3.37 per share, and in 2014, 50,000 shares of common stock at an exercise price of $3.22 per share, and, in 2015, 80,000 shares of common stock at an exercise price of $2.79 per share.

Termination:  Dr. Mayer may resign from the Company at any time, with three months’ notice. The Company may terminate Dr. Mayer’s employment at any time, without cause as defined in the agreement, by giving Dr. Mayer notice and pay equal to twelve months base salary and benefits in monthly installments and any accrued and unpaid bonuses, as determined under his employment agreement.

Termination for Cause:  If Dr. Mayer’s employment is terminated for cause Dr. Mayer will receive only his portion of the base salary that has been earned and is then payable, but has not yet been paid.

Restrictive Covenant:  During his employment and for one year following the termination of his employment for any reason, Dr. Mayer is prohibited from engaging in any business that competes with the Company, and is also subject to certain covenants related to confidential information, trade secrets, return of property and invention assignment.

Vice President and Chief Financial Officer

The Company has entered into an employment agreement letter with Mr. Powell dated December 17, 2012. Mr. Powell’s employment will continue until terminated by him or by the Company. He is employed as the Company’s vice president and chief financial officer.

Base Salary, Bonus, Benefits:  Mr. Powell receives an annual base salary of $299,300, which may be increased at the discretion of the Company’s board of directors at the time of the Company’s annual salary review. Mr. Powell will have the opportunity to earn an annual performance bonus based upon the Company’s performance and the achievement of individual performance goals, with a target bonus of 35% of his base salary subject to the decision of the Company’s board of directors.

Stock Options:  Mr. Powell was granted the option to purchase any part or all of a total of: 253,000 shares at an exercise price of $3.116 per share, 50,000 shares at an exercise price of $3.22 per share and, in 2015, 55,000 shares at an exercise price of $2.79 per share.

Termination:  Mr. Powell may resign from the Company at any time, with 20 business days’ notice. The Company may terminate Mr. Powell’s employment at any time, without cause as defined in the agreement, by giving Mr. Powell ten business days’ written notice of termination. However, the Company may pay Mr. Powell his base salary for the period of notice in lieu of providing such notice. Pursuant to his employment agreement, if Mr. Powell’s employment is terminated by the Company without cause, the Company will pay Mr. Powell (a) as a lump sum on the last day of employment, the portion of base salary that has been earned through the last day and is then payable, but has not yet been paid and (b) an additional nine months of pay, at the then current monthly salary rate as severance; provided, however, that this severance shall not be paid or owed unless a legally binding general release is signed and delivered to the Company of all claims against the Company, its officers, directors, representatives, employees, stockholders and any other persons or entities that may be claimed to be liable as a result of or arising from the employment relationship or otherwise.

Restrictive Covenants:  During his employment and for one year following the termination of his employment for any reason, Mr. Powell is prohibited from engaging in any business that develops fixed ratio combination chemotherapies or nanoparticle technologies and that is competitive with the business carried on by the Company, and he is subject to a non-disparagement clause. He is also subject to certain covenants related to confidential information, trade secrets, return of property and invention assignment.

DIRECTOR COMPENSATION

The following table and related footnotes show the compensation paid to or accrued for the benefit of the Company’s directors who were not named executive officers, during 2014:

Name of Director	Fees Earned or paid in cash ($)(1)	Option Awards ($)(2)	Total ($)
Michael Dougherty	58,832	78,632	137,464
Jean-Pierre Bizzari(3)	—	—	—
Richard S. Kollender	50,000	32,900	82,900
Joseph Lobacki	36,525	32,900	69,425
Joseph A. Mollica	58,832	32,900	91,732
Scott Morenstein	38,750	32,900	71,650
Nicole Vitullo	37,500	32,900	70,400

(1)	Represents director and committee fees paid for or accrued in 2014.
(2)	Amounts listed represent the aggregate fair value amount computed as of the grant date of each option award during 2014 in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 10, Stock Based Compensation, of the Notes to the Consolidated Financial Statements of the Company Annual Report on Form 10-K filed with the SEC on March 17, 2015. The directors will realize compensation only to the extent the trading price of the Company’s common stock is greater than the exercise price of such stock options. For 2014, each non-employee director was granted options to purchase 14,000 shares of the Company’s common stock. Mr. Dougherty, upon being selected as Chairman, was granted an additional option to purchase 20,600 shares of Company common stock. One-third of the total number of shares subject to all options vest and become exercisable on the first anniversary of the applicable grant date and the remaining options vest and become exercisable in eight consecutive quarterly installments for so long as each of the board members continue to serve on the board of directors.
(3)	Dr. Bizzari joined the board of directors in February 2015.

Cash compensation:  Each non-employee director receives compensation in the amount of $30,000 per year for service on the Company’s board of directors. The chairman of the board receives additional compensation in the amount of $30,000 per year for services as chairman of the board. The audit committee chair receives compensation in the amount of $15,000 per year, and each other member of the audit committee receives compensation in the amount of $7,500 per year. The compensation committee chair receives compensation in the amount of $10,000 per year, and each other member of the compensation committee receives compensation in the amount of $5,000 per year. The nominating and governance committee chair receives compensation in the amount of $7,500 per year and each other member of the nominating and governance committee receives compensation in the amount of $3,750 per year. This compensation is payable quarterly in arrears and pro-rated for any portion of the year during which the director serves in the respective capacity.

Equity compensation:  Each non-employee director receives (a) stock option grant exercisable for the purchase of 28,000 shares of the Company’s common stock upon joining the board and (b) each continuing director receives a stock option grant exercisable for the purchase of 14,000 shares of the Company’s common stock upon reelection to the board at each annual meeting of stockholders.

TRANSACTIONS WITH RELATED PERSONS

During the fiscal year ended December 31, 2014, there were no transactions with holders of more than 10% of the Company’s outstanding securities.

STOCKHOLDER PROPOSALS FOR INCLUSION
IN THE COMPANY’S 2016 PROXY STATEMENT

The Company’s stockholders may submit proposals on matters appropriate for stockholder action at meetings of the Company’s stockholders in accordance with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in the Company’s proxy materials relating to the 2016 annual meeting of stockholders, all applicable requirements of Rule 14a-8 must be satisfied and such proposals must be received by the Company no later than February 7, 2016. However, if the Company’s 2016 annual meeting of stockholders is not held within 30 days before or after the first anniversary of the Company’s 2015 annual meeting, then the deadline will be a reasonable time prior to the time the Company begins to print and mail the Company’s proxy materials. Such proposals should be submitted to the Company’s Corporate Secretary, Celator Pharmaceuticals, Inc., 200 PrincetonSouth Corporate Center, Suite 180, Ewing, New Jersey 08628.

The Company’s amended and restated by-laws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in the Company’s proxy statement, to be brought before an annual meeting of stockholders. In general, notice must be received in writing by the Company’s Corporate Secretary, Celator Pharmaceuticals, Inc., 200 PrincetonSouth Corporate Center, Suite 180, Ewing, New Jersey 08628 not later than 90 days before or earlier than 120 days before the first anniversary of the date of the preceding year’s annual meeting of stockholders and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. Therefore, to be presented at the Company’s 2016 annual meeting, such a proposal must be received by the Company no earlier than February 11, 2016 and no later than March 13, 2016. If the date of the 2016 annual meeting is changed to a date that is not within 30 days of the first anniversary of the date of the Company’s 2014 annual meeting, the Company’s Corporate Secretary must receive such notice not earlier than the tenth day following the day on which public announcement of the date of the annual meeting is first made by the Company. The Company also advises its stockholders to review the Company’s amended and restated by-laws, which contain additional requirements about advance notice of stockholder proposals and director nominations. The chairman of the 2016 annual meeting of stockholders may determine, if the facts warrant, that a matter has not been properly brought before the meeting and, therefore, may not be considered at the meeting. In addition, a proponent does not also comply with the requirements of Regulation 14A under the Exchange Act, the Company’s management will have discretionary authority to vote all shares for which it has proxies in opposition to any such stockholder proposal or director nomination.

ADDITIONAL INFORMATION

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Company’s proxy statement and Annual Report on Form 10-K for the year ended December 31, 2014 may have been sent to multiple stockholders in your household. The Company will promptly deliver a separate copy of either document to you if you contact the Company at: Celator Pharmaceuticals, Inc., 200 PrincetonSouth Corporate Center, Suite 180, Ewing, New Jersey 08628, Attn: Fred M. Powell, Vice President, Chief Financial Officer and Corporate Secretary. You may also contact the Company at (609) 243-0123.

If you want to receive separate copies of the proxy statement and the Company’s annual report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact the Company at the above address or phone number.

Solicitation of Proxies

The Company will bear the cost of solicitation of proxies. In addition to the solicitation of proxies by mail, the Company’s officers and employees may solicit proxies in person or by telephone. The Company may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expenses in sending proxies and proxy material to beneficial owners.

Incorporation of Information by Reference

The Audit Committee Report contained in this proxy statement is not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by the Company under the Securities Act of 1933 or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference.

ANNUAL REPORT ON FORM 10-K

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the SEC, including copies of the exhibits to the Annual Report on Form 10-K if specifically requested, is available without charge upon written request of any stockholder. Please address all such requests to Celator Pharmaceuticals, Inc., 200 PrincetonSouth Corporate Center, Suite 180, Ewing, New Jersey 08628; Attention: Fred M. Powell, Vice President, Chief Financial Officer and Corporate Secretary; or by telephone at (609) 243-0123; or by e-mail to FPowell@celatorpharma.com.

OTHER MATTERS

Other Matters at the Annual Meeting

The board of directors does not know of any other matters that may come before the meeting. However, if any matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy card to vote, or otherwise act, in accordance with their judgment on such matters.

By Order of the Board of Directors,

Scott T. Jackson
Chief Executive Officer
April 29, 2015

ANNUAL MEETING OF STOCKHOLDERS OF

CELATOR PHARMACEUTICALS, INC.

June 11, 2015

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

Vote online until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at http://ir.celatorpharma.com/annuals.cfm

Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.

20830000000000000000 4 061115

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES FOR ELECTION AS DIRECTORS LISTED IN PROPOSAL 1 AND "FOR" PROPOSALS 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. The election as director of the nominees listed below (except as marked to the contrary below).

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Scott T. Jackson
- ○ Michael R. Dougherty
- ○ Jean-Pierre Bizzari
- ○ Richard S. Kollender
- ○ Joseph M. Lobacki
- ○ Joseph A. Mollica
- ○ Scott Morenstein
- ○ Nicole Vitullo

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. The ratification of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2015.	☐	☐	☐

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof.

The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of Annual Meeting of Stockholders, a Proxy Statement for the 2015 Annual Meeting of Stockholders and the 2014 Annual Report to Stockholders.

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.